UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 200

South San Francisco, California 94080

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2013, Hyperion Therapeutics, Inc., or the Company, entered into the Distribution Services Agreement effective as of February 14, 2013, or the Agreement, between the Company and ASD Healthcare, a division of ASD Specialty Healthcare, Inc., or ASD. Pursuant to the Agreement, ASD will be the exclusive reseller of RavictiTM (glycerol phenylbutyrate). If the Company acquires the marketing rights to BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate and sodium benzoate) and the Company so elects, ASD will also be the exclusive reseller of BUPHENYL and AMMONUL for a period of at least one year. The Agreement expires in two years, unless sooner terminated under the terms of the Agreement, and may be renewed upon the mutual written agreement of the parties.

The above description of the Agreement is a summary only and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. Portions of Exhibit 10.1 have been omitted pursuant to a request for confidential treatment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10. 1†	Distribution Services Agreement by and between the Company and ASD Healthcare, a division of ASD Specialty Healthcare, Inc., dated February 14, 2013.

†	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2013	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10. 1†	Distribution Services Agreement by and between the Company and ASD Healthcare, a division of ASD Specialty Healthcare, Inc., dated February 14, 2013.

†	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.